U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2012

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee I.D. Number)

50 Jericho Quadrangle Jericho, New York 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 19, 2012 (the “Notice Date”), Ameritrans Holdings LLC (the “Lender”), an affiliate of Renova US Holdings, Ltd. (“Renova”) and the holder of the Senior Secured Note (the “Note”), dated January 19, 2011, issued by Ameritrans Capital Corporation (the “Company”) in favor of the Lender, delivered written notice (the “Notice”) to the Company that an event of default under the Note had occurred and was continuing.  Pursuant to the Notice, the Lender declared all outstanding principal, interest, fees and other amounts owed by the Company under the Note to be immediately due and payable.   Based on the occurrence of an event of default under the Note, the Lender also declared an event of default under the Amended and Restated Pledge Agreement (the “Pledge Agreement”), dated May 5, 2011, by and between the Company and the Lender.  The event of default specified in the Notice relates to the Company’s failure as of June 30, 2011 to maintain a minimum consolidated net asset value equal to at least $4 million, in violation of a covenant contained in the Note.

As of the Notice Date, the Company’s outstanding indebtedness under the Note included $1,423,000 million of principal and approximately $29,000 of accrued and unpaid interest, or approximately $1,452,000 in the aggregate (the “Indebtedness”).  In addition to payment of the Indebtedness, the Lender is seeking reimbursement of costs and expenses related to the execution, delivery, performance, administration and enforcement of the Note and Pledge Agreement in an unspecified amount, which the Lender estimated to be approximately $100,000.  Default interest is currently accruing on the Indebtedness at the rate of 14% per annum and will continue to accrue until the Company’s obligations under the Note are discharged or released.

Descriptions of the material terms of the Note and the Pledge Agreement are set forth in Item 2.03 of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 24, 2011 and Item 1.01  of the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2011, respectively.

Item 8.01     Other Events.

As previously disclosed, following the termination as of November 16, 2011 of the Stock Purchase Agreement (the “Purchase Agreement”), dated April 12, 2011 and amended on June 17, 2011, between the Company and Renova, the Company continued to engage in  discussions with Renova regarding potential modifications to the terms of the transaction contemplated by the Purchase Agreement in order to satisfy the U.S. Small Business Administration’s (“SBA”) interpretation of its management-ownership diversity regulations. In light of the SBA’s continued belief that the Renova Transaction, as proposed to be modified, would not satisfy such regulations, on January 19, 2012, Renova advised the Company that Renova was ceasing its efforts to pursue a transaction with the Company and Elk.  As a result, the Company and Renova are no longer engaging in discussions regarding a potential financing transaction.

The Company is actively pursuing an alternative transaction and alternative sources of financing.  There is no assurance that any alternative sources of financing will be available or what the terms of any alternative transaction would be.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: January 25, 2012	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President